                                                                    Exhibit 11.0

                       MDT CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                       THREE MONTHS ENDED SEPTEMBER 30,
                                  (Unaudited)

                                           1995          1994
                                        ----------    ----------
Weighted average number of common
    shares outstanding                   6,769,000     6,743,000

Number of common equivalent shares
    (determined using the Treasury
    Stock Method) related to stock
    options outstanding                          -             -
                                        ----------    ----------

Weighted average number of common
    and common equivalent shares
    outstanding                          6,769,000     6,743,000
                                        ==========    ==========

Net Income (Loss)                       $ (355,000)   $  248,000

Earnings (loss) per share               $     (.05)   $      .04


                                                            Exhibit 11.0

                       MDT CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                        SIX MONTHS ENDED SEPTEMBER 30,

                                  (Unaudited)

                                           1995         1994
                                        ----------   ----------
Weighted average number of common
    shares outstanding                   6,769,000    6,743,000

Number of common equivalent shares
    (determined using the Treasury
    Stock Method) related to stock
    options outstanding                     64,000            -
                                        ----------   ----------

Weighted average number of common
    and common equivalent shares
    outstanding                          6,833,000    6,743,000
                                        ==========   ==========

Net Income                              $   92,000   $   11,000

Earnings per share                      $      .01   $      .00


                                       14